EXHIBIT 99.1

ECHO
Electronic Clearing House, Inc.


FOR IMMEDIATE RELEASE
---------------------

                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                         SECOND QUARTER FY 2005 RESULTS

CAMARILLO, CALIF., MAY 10, 2005 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months ended March 31, 2005.

SECOND QUARTER HIGHLIGHTS:

-    Total revenue increased 11.2% to $13.3 million

- Bankcard and transaction processing revenue advanced 5.8% to $9.9 million

-    Check-related revenue grew 30.1% to $3.4 million

- ACH transactions processed increased 41.6% to 7.7 million transactions

- Gross margin from processing and transaction revenue was 35.4% for Q2 2005, as compared to 35.6% for the same period last year

-    Diluted  EPS  of  $0.02,  as  compared  to  diluted EPS of $0.17 in Q2
     2004

"As we announced last quarter, ECHO's profitability has been impacted by higher levels of legal and regulatory compliance costs during the first half of fiscal 2005. However, in the second half of fiscal 2005, we expect that the return of these expenses to more normalized levels, combined with continued top-line growth, should set the stage for an improving profit picture," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "And, we are forging ahead with marketing, sales, and technology initiatives that we believe will contribute to accelerated revenue growth through the rest of this year."

"Our bankcard business continued to grow in the first quarter, but at a pace that is below our historical norms and expectations. We have added sales resources in this area and increased our focus on market segments where ECHO has a very compelling offering. As a result, we expect to see improved performance in the coming quarters."

"Our check business continues to advance at a healthy clip but, here too, we feel we can do better as the advantages of our check solutions receive greater recognition by major retail chains. Pearle Vision, a national eyewear merchant who recently implemented the Visa POS Check service, announced a reduction in bad check losses of 63% at the Payments 2005 conference. We believe these types of documented results and tangible return on investment will contribute to broader adoption of the Visa POS Check service by other major national merchants."

FINANCIAL  HIGHLIGHTS
---------------------
Revenue for the second quarter of fiscal 2005 was $13.3 million, an increase of 11.2%, versus $12 million in the prior year quarter.

Bankcard processing and transaction revenue was up by 5.8% from $9.3 million for the prior year quarter to $9.9 million in Q2 2005. This expansion was mainly caused by organic growth in transactions with existing customers and new merchants generated from other marketing programs.

Check-related revenues increased 30.1% to $3.4 million, or 25.9% of total revenue, for the three months ended March 31, 2005, compared with $2.7 million, or 22.2% of total revenue, in the prior-year quarter. This increase was attributable to higher ACH processing transactions, which grew from 5.4 million to 7.7 million, a 41.6% increase.

Gross margin from processing and transaction services remained relatively constant at 35.4% for the current quarter as compared to 35.6% for the same period last year. This slight decrease was due to a higher commission expense that was offset by relatively fixed data center processing costs.

Other operating costs, such as personnel costs, telephone and depreciation expenses were $1.4 million, or 10.6% of total revenues, as compared to $1.3 million, or 11% of total revenues, in Q2 2004.

Research and development expense increased to $469,000, as the Company continued investing in several major software development projects. Several of these projects are in the final phase of development, and the Company anticipates that this investment level will continue throughout the remainder of this fiscal year.

Selling, general and administrative (SG&A) expenses rose to $2.6 million, or 19.8% of revenues, for the current fiscal quarter from $1.9 million, or 16.1% of revenues, in Q2 2004. This increase was primarily attributable to: 1) $225,000 of legal expense primarily related to a patent litigation claim; 2) $300,000 of selling expenses in promoting the MERCHANTAMERICA San Diego campaign, which was rolled out in January 2005; and 3) approximately $94,000 in professional service expenses and salaries for Sarbanes-Oxley Act Section 404 Compliance efforts currently in progress.

Operating income was $238,000, or 1.8% of revenue, in Q2 2005, compared to $87,000, or 0.7% of revenue in the prior quarter, and $706,000, or 5.9% of revenue in the same period last year. The decrease in operating income from last year was primarily due to the increase in research and development expense and selling, general and administrative expenses as described above.

The Company reported net income of $144,000, or $0.02 per share on a fully diluted basis, in the second quarter of fiscal 2005, as compared to $52,000, or $0.01 per share, in the first quarter of fiscal 2005 and $1.2 million, or $0.17 per fully diluted share, in the second quarter of fiscal 2004.

Mr. Barry observed that, "ECHO's balance sheet is solid, with $6.6 million in cash and cash equivalents, $7.3 million in working capital, $838,000 in long-term debt and capital leases, and $16.8 million in stockholders' equity as of March 31, 2005."

BUSINESS  OUTLOOK

"Looking into the third quarter of fiscal 2005, we believe that our Company will experience sustained double digit revenue growth in both of its business segments," stated Mr. Barry.

CONFERENCE  CALL

The Company will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss second quarter FY 2005 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 399-7496. International callers should dial (706) 634-6508. There is no pass code required for this call. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.

ABOUT  ELECTRONIC  CLEARING  HOUSE,  INC.  (ECHO)
ECHO  (www.echo-inc.com)  provides a complete solution to the payment processing
       ----------------
needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include statements relating to the growth in ECHO's check services program and bankcard and transaction processing services, double digit revenue growth, and anticipated lower expenses. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as unanticipated events causing litigation expenses to exceed estimates, additional time and resources required to comply with compliance efforts, fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                           - FINANCIAL TABLES FOLLOW -

                                ELECTRONIC CLEARING HOUSE, INC.
                                  CONSOLIDATED BALANCE SHEETS
                                          (UNAUDITED)

                                            ASSETS
                                            ------
                                                                  MARCH 31,      SEPTEMBER 30,
                                                                    2005             2004
                                                                    ----             ----
Current assets:
  Cash and cash equivalents                                    $    6,580,000   $    7,576,000
  Restricted cash                                                   1,121,000        1,024,000
  Settlement deposits                                              19,421,000       18,282,000
  Settlement receivable less allowance of $25,000 and $22,000         904,000          451,000
  Accounts receivable less allowance of $121,000 and $111,000       2,077,000        1,943,000
  Prepaid expenses and other assets                                   382,000          368,000
  Deferred tax asset                                                  115,000          279,000
                                                               ---------------  ---------------
    Total current assets                                           30,600,000       29,923,000

Noncurrent assets:
  Property and equipment, net                                       2,450,000        2,293,000
  Software, net                                                     7,976,000        6,844,000
  Other assets, net                                                   346,000          368,000
                                                               ---------------  ---------------

    Total assets                                               $   41,372,000   $   39,428,000
                                                               ===============  ===============

                               LIABILITIES AND STOCKHOLDERS' EQUITY
                               ------------------------------------

Current liabilities:
  Short-term borrowings and current portion of long-term debt
    and capital leases                                         $      691,000   $      878,000
  Accounts payable                                                    297,000          305,000
  Settlement payable                                               20,325,000       18,733,000
  Accrued expenses                                                  1,956,000        2,003,000
                                                               ---------------  ---------------
    Total current liabilities                                      23,269,000       21,919,000

Noncurrent liabilities:
  Long-term debt and capital leases                                   838,000          704,000
  Deferred tax liability                                              466,000          565,000
                                                               ---------------  ---------------
    Total liabilities                                              24,573,000       23,188,000
                                                               ---------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 authorized;
  6,544,381 and 6,451,331 shares issued; 6,506,112 and
  6,413,062 shares outstanding, respectively                           65,000           64,000
  Additional paid-in capital                                       25,020,000       24,658,000
  Accumulated deficit                                              (7,820,000)      (8,016,000)
  Less treasury stock at cost, 38,269 common shares                  (466,000)        (466,000)
                                                               ---------------  ---------------
    Total stockholders' equity                                     16,799,000       16,240,000
                                                               ---------------  ---------------
    Total liabilities and stockholders' equity                 $   41,372,000   $   39,428,000
                                                               ===============  ===============

                                     ELECTRONIC CLEARING HOUSE, INC.
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (UNAUDITED)

                                                       THREE MONTHS                  SIX MONTHS
                                                      ENDED MARCH 31,              ENDED MARCH 31,
                                                      ---------------              ---------------
                                                    2005          2004           2005           2004
                                                    ----          ----           ----           ----
REVENUES:                                       $13,321,000   $11,983,0000   $26,081,0000   $23,466,0000
                                                ------------  -------------  -------------  -------------

COSTS AND EXPENSES:
  Processing and transaction expense              8,561,000      7,684,000     16,732,000     14,703,000
  Other operating costs                           1,410,000      1,323,000      2,743,000      2,663,000
  Research and development expense                  469,000        344,000        917,000        727,000
  Selling, general and administrative expenses    2,643,000      1,926,000      5,364,000      3,654,000
                                                ------------  -------------  -------------  -------------

                                                 13,083,000     11,277,000     25,756,000     21,747,000
                                                ------------  -------------  -------------  -------------

Income from operations                              238,000        706,000        325,000      1,719,000

Interest income                                      30,000         17,000         58,000         30,000
Interest expense                                    (30,000)       (59,000)       (58,000)      (115,000)
Gain on sale of building                                -0-      1,319,000            -0-      1,319,000
                                                ------------  -------------  -------------  -------------

Income before provision for income taxes            238,000      1,983,000        325,000      2,953,000

Provision for income taxes                          (94,000)      (777,000)      (129,000)    (1,158,000)
                                                ------------  -------------  -------------  -------------

Net income                                      $   144,000   $  1,206,000   $    196,000   $  1,795,000
                                                ============  =============  =============  =============

Basic net earnings per share                    $      0.02   $       0.19   $       0.03   $       0.29
                                                ============  =============  =============  =============
Diluted net earnings per share                  $      0.02   $       0.17   $       0.03   $       0.26
                                                ============  =============  =============  =============

Weighted average shares outstanding
  Basic                                           6,469,645      6,340,018      6,448,242      6,260,963
                                                ============  =============  =============  =============
  Diluted                                         6,946,036      7,006,689      6,931,745      6,779,909
                                                ============  =============  =============  =============

                           ELECTRONIC CLEARING HOUSE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

                                                                  SIX MONTHS
                                                               ENDED MARCH 31,
                                                              2005          2004
                                                              ----          ----
Cash flows from operating activities:
  Net income                                              $   196,000   $ 1,795,000
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Gain on sale of building                                        -0-    (1,319,000)
  Depreciation                                                352,000       269,000
  Amortization of software and other assets                   808,000       681,000
  Provisions for losses on accounts and notes receivable       13,000        38,000
  Deferred income taxes                                        65,000     1,158,000
  Stock option compensation                                     8,000        17,000
  Tax benefit from exercise of stock option                    61,000           -0-
Changes in assets and liabilities:
  Restricted cash                                             (97,000)     (284,000)
  Settlement deposits                                      (1,139,000      (638,000)
  Accounts receivable                                        (144,000)     (396,000)
  Settlement receivable                                      (456,000)      288,000
  Accounts payable                                             (8,000)     (502,000)
  Settlement payable                                        1,592,000       371,000
  Deferred income                                                 -0-        69,000
  Accrued expenses                                            (47,000)      (98,000)
  Prepaid expenses                                            (14,000)      (29,000)
                                                          ------------  ------------

  Net cash provided by operating activities                 1,190,000     1,420,000
                                                          ------------  ------------

Cash flows from investing activities:
  Other assets                                                  3,000         8,000
  Purchase of equipment                                      (470,000)     (332,000)
  Proceeds from sale of building                                  -0-     2,233,000
  Purchased and capitalized software                       (1,921,000)   (1,565,000)
                                                          ------------  ------------

  Net cash (used in) provided by investing activities      (2,388,000)      344,000
                                                          ------------  ------------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                     400,000       811,000
  Repayment of notes payable                                 (223,000)   (1,742,000)
  Repayment of capitalized leases                            (269,000)     (321,000)
  Proceeds from private placement of common stock                 -0-     2,693,000
  Proceeds from exercise of stock options                     294,000        57,000
                                                          ------------  ------------
  Net cash provided by financing activities                   202,000     1,498,000
                                                          ------------  ------------

Net (decrease) increase in cash                              (996,000)    3,262,000
Cash and cash equivalents at beginning of period            7,576,000     2,908,000
                                                          ------------  ------------
Cash and cash equivalents at end of period                $ 6,580,000     6,170,000
                                                          ============  ============

CONTACT:
-------
Donna Rehman, Corporate Secretary              Crocker Coulson, President
(800) 262-3246, ext. 8533                      CCG Investor Relations
Electronic Clearing House, Inc.                818-789-0100
Camarillo, CA                                  E-MAIL: crocker.coulson@ccgir.com
                                                       -------------------------
URL:http://www.echo-inc.com
---------------------------
E-MAIL:corp@echo-inc.com
       -----------------


                                 #      #      #